MARTI
Metals & Arsenic Removal Technology, Inc.
Clean Water Technology

July 14, 2006

Jay Sargeant
Essentially Yours Industries, Inc.
7865 Edmonds Street
Burnaby, BC V3N 1B9
Canada

Dear Jay,

As discussed on Tuesday, I want to confirm that Hydroflo, Inc. has transferred the worldwide license for ARTI-64 to its portfolio company, Metals & Arsenic Removal Technology, Inc. (MARTI).

MARTI has authorized Markus Group to utilize ARTI-64 in the production of Code Blue Products.

MARTI also grants the non-exclusive, no-transferable right to use ARTI-64 to Essentially Yours Industries, Inc., to be used solely for the production of Code Blue filtration cartridges, should in the unlikely event, either MARTI or Markus Group becomes unable to continue to product Code Blue products for EYI.

Sincerely,

/s/ Paul Ogle
Paul Ogle, Sr. Executive VP & General Manager MARTI, Inc. 2503 Reliance Ave. Apex, NC 27539

2503 Reliance Avenue, Apex, NC 27539 Phone: (919) 335-1222 Fax: (919) 355-1220 MARTI

Clean Water Technology

Metals & Arsenic Removal Technology, Inc.

July 12, 2006

Jay Sargeant
Essentially Yours Industries, Inc.
7865 Edmonds Street
Burnaby, BC V3N 1B9
Canada

Dear Jay,

Pursuant to our recent conversation, and recent events at MARTI, I would like to confirm MARTI's agreement with Mark Boone and the Markus Group. MARTI has transferred a portion of existing inventory currently stored at Source 1 to Markus Group in order to expedite completion of your current purchase order and in consideration of monies owed to Markus group.

Markus Group acknowledges and accepts the transfer of merchandise, and the obligations inherent in agreements between MARTI and EYI. Markus Group will, in return fulfill the existing EYI PO 11055, consisting of 4998 code Blue Systems, and 1512 replacement filter three packs.

MARTI acknowledges the receipt of the first one-third payment pertaining to PO 11055, and has assigned a receivable consisting of the remaining two-thirds of PO 11055 to Markus Group. Instructions have been given to Source 1 to complete the transfer of G4 filters into 4998 Code Blue pitchers, with an anticipated completion date of July 21, 2006. Upon completion, this portion of PO 11055 will be transferred into the EYI Inventory at Source 1.

The replacement filter portion of PO 11055 will be put into production immediately at the manufacturing facility in Nanjing, and a delivery date prior to September 1, 2006 will be provided to EYI.

As MARTI's agent, Markus Group is authorized to the use of its proprietary compound ARTI-64, for use in the production of Code Blue products. As separate document authorizing EYI its continued use of ARTI-64 will be prepared and delivered to EYI, securing their continued right to use ARTI-64, in the unlikely event that either MARTI or Markus Group should become unable to fulfill their obligations to manufacture Code Blue products.

Both parties, MARTI & Markus Group, have received a copy of this letter and each acknowledges and agrees to the contents of this letter, as witnessed by the signatures below.

Sincerely,

/s/ Paul Ogle
Paul Ogle, Sr. MARTI, Inc.

/s/ Paul Ogle	/s/ Mark P. Boone
Paul Ogle MARTI Date: 7-14-06	Mark Boone Markus Group Date: 7-14-06

2503 Reliance Avenue, Apex, NC 27539 Phone: (919) 335-1222 Fax: (919) 355-1220